UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

Charlotte’s Web Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	000-56364	98-1508633
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Tech Court Louisville, Colorado	80027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 617-7303

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On June 18, 2024, Charlotte’s Web Holdings, Inc. (the “Company”) announced the appointment of Erika Lind, age 52, as the Company’s Chief Financial Officer effective June 29, 2024. Ms. Lind will replace the Company’s Chief Financial Officer, Jessica Saxton, who provided notice to the Company on June 17, 2024, that she will depart the Company effective June 28, 2024. Mrs. Saxton’s departure is not based on any disagreement with the Company’s accounting principles, practices, or financial statement disclosures.

Ms. Lind has been with the Company since March, 2023 as Vice President of Financial Planning and Analysis, and Treasury, where she has led strategic financial planning, performance management, and treasury operations. Prior to joining the Company, Ms. Lind was Vice President of Finance at Made In Nature LLC from May, 2021 through March, 2023, and was Corporate Controller, Spectra Logic Corp. from February, 2019 through May, 2021. Ms. Lind received her B.S. from Metropolitan State University of Denver and her MBA from Regis University, Denver.

Pursuant to the terms of her offer letter, Ms. Lind’s base salary will be $280,000 per annum and will be subject to applicable withholding taxes.  Ms. Lind’s target bonus opportunity under the Company’s short term incentive plan has been set at 75% of her actual, regular earnings, subject to the Company’s discretion and the Company’s achievement of certain business targets/initiatives and individual performance. The Company’s Compensation Committee has the right to adjust or amend the short-term incentive plan at its sole discretion. Ms. Lind is also eligible to participate in the Company’s long-term incentive program and to receive equity award grants in a manner consistent with the Company’s practices for senior management. The Compensation Committee has the right to adjust or amend eligibility and the long-term incentive plan at their sole discretion. Ms. Lind also is entitled to participate in the Company’s benefit programs applicable generally to employees and executive officers. Such compensation and benefit plans and arrangements are described in the Company’s proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 29, 2024, relating to its 2024 annual general meeting.

Item 7.01	Regulation FD Disclosure.

 On June 18, 2024, the Company issued a press release announcing the appointment of Ms. Lind as Chief Financial Officer, effective June 29, 2024, and the departure of Ms. Saxton as the Company’s Chief Financial Officer, effective June 28, 2024. A copy of the press release is filed as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of this Form 8-K is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

(d)	Exhibits:

Exhibit No.	Description

10.1†	Offer Letter from Charlotte’s Web Holdings, Inc. to Erika Lind, dated June 17, 2024.
99.1*	Press release issued by Charlotte’s Web Holdings, Inc. on June 18, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

† Indicates a management contract or compensatory plan or arrangement.

* This Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARLOTTE’S WEB HOLDINGS, INC.

Date: June 20, 2024	By:	/s/ Stephen Rogers
Stephen Rogers
Senior Vice President - General Counsel and Corporate Secretary